Exhibit j(i) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of Federated Managed Allocation Portfolios and Shareholders of Federated Conservative Allocation Fund, Federated Moderate Allocation Fund, Federated Growth Allocation Fund, Federated Target ETF Fund 2015, Federated Target ETF Fund 2025, and Federated Target ETF Fund 2035:


We consent to the use of our report dated January 16, 2007 for Federated Conservative Allocation Fund, Federated Moderate Allocation Fund, Federated Growth Allocation Fund, Federated Target ETF Fund 2015, Federated Target ETF Fund 2025, and Federated Target ETF Fund 2035 portfolios of Federated Managed Allocation Portfolios, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                       KPMG LLP


Boston, Massachusetts
January 23, 2007